As filed with the U.S. Securities and Exchange Commission on August 9, 2007
Registration No. 333-135121

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 7
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XETHANOL CORPORATION
(Name of small business issuer in its charter)

Delaware	2860	84-1169517
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1185 Avenue of the Americas, 20th Floor, New York, New York 10036
(646) 723-4000
(Address and telephone number of principal executive offices)

1185 Avenue of the Americas, 20th Floor, New York, New York 10036
(646) 723-4000
(Address of principal place of business or intended principal place of business)

David R. Ames
Chief Executive Officer and President
Xethanol Corporation
1185 Avenue of the Americas, 20th Floor
New York, New York 10036
(646) 723-4000
(Name, address and telephone number of agent for service)

Copy to:

Charles D. Vaughn, Esq.
Nelson Mullins Riley & Scarborough LLP
14th Floor
999 Peachtree Street NE
Atlanta, Georgia 30309
Tel (404) 817-6000
Fax (404) 807-6050

Approximate date of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount being registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	6,697,827 shares		$8.07	(2)	$54,051,464	$5,784
Common Stock, par value $.001 per share	1,339,605 shares	(3)	$8.07	(4)	$10,810,612	$1,157
Common Stock, par value $.001 per share	669,846 shares	(5)	$8.07	(4)	$5,405,657	$578
Common Stock, par value $.001 per share	606,938 shares	(6)	$8.07	(4)	$4,897,990	$524
Total	9,314,216 shares				$75,165,723	$8,043	(7)

(1) This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices of the registrant’s common stock reported on the OTC Bulletin Board on June 15, 2006.

(3) Issuable to certain investors upon the exercise of the registrant’s outstanding Series A Warrants.

(4) Calculated pursuant to Rule 457(g).

(5) Issuable to certain investors upon the exercise of the registrant’s outstanding Series B Warrants.

(6) Issuable to placement agents upon the exercise of the registrant’s outstanding Series A Warrants.

(7) Paid upon the filing of the Registration Statement on Form SB-2 on June 16, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-135121) is solely to file Exhibit 5.1. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers.

Article Ten of our Certificate of Incorporation provides that our Directors and Officers shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Indemnification is permitted under circumstances where the Director or Officer is involved in a proceeding by reason of his status as a Director or Officer and includes situations in which a Director of Officer who, at our request, is serving or has served in various related capacities.

The indemnification permitted by Article Ten of our Certificate of Incorporation is not exclusive of any other rights permitted by law to which an individual seeking indemnification may otherwise be entitled through by-law provisions, agreements, vote of stockholders or otherwise, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

Registration Fees	$8,043	*
Federal Taxes	—
State Taxes	—
Trustee and Transfer Agent Fees	—
Legal Fees and Expenses	185,000
Printing and Engraving Expenses	—
Blue Sky Fees	—
Accounting Fees and Expenses	30,000
Listing Fees	79,292
Miscellaneous	—
Total	$302,335

*  The registration fee of $8,043 was paid upon the initial filing and the Registration Statement on June 16, 2006.

We will bear all fees and expenses incurred in connection with the registration of shares of our common stock in connection with this offering. The selling stockholders will bear all selling and other expenses that they incur in connection with their sale of shares of common stock pursuant to the prospectus which is part of this registration statement.

Item 26. Recent Sales of Unregistered Securities.

2007

Exercise of Warrant. On February 23, 2007, we issued 111,455 shares of common stock to Lawrence S. Bellone, a director and our Executive Vice President, Corporate Development, on his exercise of a common stock purchase warrant. Mr. Bellone paid us the exercise price of $2.00 per share, or $222,910. We issued these shares without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. Mr. Bellone acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. An appropriate legend was affixed to the share certificate issued to Mr. Bellone. Mr. Bellone has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in our common stock, and given his positions with us, he had adequate access to information about us.

2006

Issuance of Equity Securities to Investors. On April 13, 2006, we concluded the transactions contemplated by a Securities Purchase Agreement dated as of April 3, 2006, with 100 investors (the “Investors”) relating to the sale of our common stock, and the issuance of our Series A Warrants and Series B Warrants (“Investor Purchase Agreement”). Those transactions resulted in the sale to the Investors of an aggregate of 6,697,827 shares of our $.001 par value common stock at a purchase price of $4.50 per share (the “Shares”), the issuance of our three-year Series A Warrants to purchase up to an aggregate of 1,339,605 shares of our common stock at an exercise price of $4.50 per share, and the issuance of our three-year Series B Warrants to purchase up to 669,846 shares of common stock at an exercise price of $6.85 per share.

In connection with these transactions we received $30,139,951 from the sale of the Shares and the Class A and Class B Warrants. Of that amount, we paid total commissions in the amount of $2,509,396.78 to certain placement agents. In addition, we issued Class A Warrants to purchase an aggregate of 606,938 shares of common stock to certain placement agents who provided services to us in connection with the sale of the Shares and the Class A Warrants and the Class B Warrants. As a result of these transactions, we may receive up to an additional $8,759,443 over the next three years on exercise by Investors and the placement agents of the Series A Warrants and up to an additional $4,588,445 over the next three years on exercise by Investors of the Series B Warrants.

In addition to the Investor Purchase Agreement, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors under which we agreed to file a Registration Statement with the Securities and Exchange Commission on Form SB-2 or any other form appropriate for such purpose (the “Registration Statement”) within 30 days of the closing of the sale of the Shares. We are required to use best efforts to have the Registration Statement declared effective within 90 days (or, under certain circumstances, within 120 days) following the closing of the sale of the Shares.

The securities issued pursuant to the Investor Purchase Agreement were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The exemptions are claimed upon, among other things, certain representations made by each of the Investors in connection with the transactions. The purchase price paid by the Investors as consideration for the common stock, the warrants, and other transactions contemplated by the Investor Purchase Agreement was determined through arm’s-length negotiations between the parties.

The Investor Purchase Agreement, the Registration Rights Agreement, the form of Series A Warrant and the form of Series B Warrant have been included as exhibits to this registration statement. The Series A Warrants and the Series B Warrants that have been or will be issued to each Investor and to the placement agents are identical to the form of Series A Warrant and Series B Warrant included as exhibits, except as to the number of shares of common stock that are covered by such Warrants.

Issuance of Equity Securities to Goldman Sachs & Co. On April 13, 2006, we also concluded the transactions contemplated by a Securities Purchase Agreement dated as of April 3, 2006, with Goldman Sachs (“Goldman”) relating to the sale of our common stock, and the issuance of our Series A Warrants and Series B Warrants (“Goldman Purchase Agreement”). These transactions resulted in the sale of 888,889 shares of our $.001 par value common stock at a purchase price of $4.50 per share to Goldman and the issuance of our Series A Warrants to purchase up to 177,778 shares of our common stock at an exercise price of $4.50 per share and the issuance of our Series B Warrants to purchase up to 88,889 shares of common stock at an exercise price of $6.85 per share. We received $4,000,000 in connection with the purchase by Goldman of our common stock, Series A Warrants and Series B Warrants. We can receive up to an additional $800,001 over the next three years upon the exercise by Goldman of the Series A Warrants and up to an additional $608,889 over the next three years upon the exercise by Goldman of the Series B Warrants. Assuming the exercise by Goldman of all of its Series A and Series B Warrants, the total investment by Goldman would be $4,408,890.

The securities issued pursuant to the Goldman Purchase Agreement were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The exemptions are claimed upon, among other things, certain representations made by Goldman in connection with the transactions. The purchase price paid by Goldman as consideration for the common stock, the warrants, and other transactions contemplated by the Goldman Purchase Agreement was determined through arm’s-length negotiations between the parties.

Investment in H2Diesel, Inc. Effective April 14, 2006, we entered into an Investment Agreement with two institutional investors (the “Investors”) and H2Diesel, Inc. (“H2Diesel”). That agreement was amended on June 15, 2006, effective as of April 14, 2006 (as so amended, the “Amended Agreement”). Under the terms of the Amended Agreement, among other things, the Investors purchased 3,250,000 shares of H2Diesel common stock and we granted the Investors the right to require us to purchase the shares of H2Diesel Common Stock owned by them in exchange for 500,000 shares of our common stock (the “Put Right”). On April 14, 2006, the Investors exercised their Put Rights, and we purchased the Investors’ 3,250,000 shares of H2Diesel Common Stock in exchange for 500,000 shares of our common stock. The securities issued pursuant to the Amended Agreement were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The exemptions are claimed upon, among other things, certain representations made by each of the Investors in connection with the transactions

Conversion of Senior Secured Royalty Income Notes. On April 21, 2006, the holders of our $5,000,000 Senior Secured Royalty Income Notes (the “January 2005 Notes”) and $1,600,000 Senior Secured Royalty Income Notes (the “August 2005 Notes”) (together, the “Notes”) exercised their rights to convert the Notes into shares of our common stock. The principal amounts of the Notes were convertible at a price equal to $4.00 per share. In connection with the conversions, we issued 1,250,000 shares of common and a three-year warrant to purchase 250,000 shares of our common stock at a purchase price of $12.50 to the holders of the January 2005 Notes and 400,000 shares and a three-year warrant to purchase 80,000 shares of our common stock at a purchase price of $12.50 to the holders of the August 2005 Notes. The securities issued pursuant to the Investor Purchase Agreement were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act.

Warrants issued in Connection with Organization of CoastalXethanol LLC. On May 30, 2006, we entered into an Organizational Agreement (“Organizational Agreement”) with Coastal Energy Development, Inc., pursuant to which, among other things, we issued to CED a warrant to purchase 200,000 shares of our Common Stock, par value $.001 per share, at a purchase price of $6.85 per share that is first exercisable on May 30, 2007 and is exercisable until May 30, 2010. We have granted Coastal certain registration rights with respect to the shares underlying that warrant.

In addition, in the event of a Change of Control of us, CED will have the right to exchange its interest in CoastalXethanol for our shares, at an exchange rate that is based upon the appraised value of CED’s interest in CoastalXethanol and 95% of the market price of Xethanol Common Stock for the 15 days preceding the completion of the valuation of CED’s interest in CoastalXethanol. We have also agreed to permit CED to require us to exchange CED’s interest in CoastalXethanol for shares of our Common Stock after three years from the date of the Organizational Agreement. CED has agreed to permit us to require CED to exchange its interest in CoastalXethanol for shares of our Common Stock after three years from the date of the Organizational Agreement. In each case, the exchange rate will be set by mutual agreement or, if we and CED cannot agree, based upon the appraised value of CED’s interest in CoastalXethanol and the market price of our Common Stock for the 30 days preceding the completion of the valuation of CED’s interest in CoastalXethanol. The securities issued pursuant to the Organizational Agreement were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act.

Warrants issued in Connection with NewEnglandXethanol, LLC. On June 23, 2006, we entered into an Organizational Agreement with Global Energy and Management, LLC (“Global”) pursuant to which, among other things, we issued to Global a warrant to purchase 20,000 shares of our Common Stock at a purchase price of $6.85 per share that is first exercisable on the first anniversary of the date of the Organizational Agreement and expires on the fourth anniversary of the date of the Organizational Agreement. We have granted Global certain registration rights with respect to the shares underlying such warrants.  In the event of a Change of Control of us, Global will have the right to exchange its interest in NewEnglandXethanol for shares of our Common Stock, at an exchange rate that is based upon the appraised value of Global’s interest in NewEnglandXethanol and 95% of the market price of our Common Stock for the 15 days preceding the completion of the valuation of Global’s interest in NewEnglandXethanol. We have also agreed to permit Global to require us to exchange its interest in NewEnglandXethanol for shares of our Common Stock after one year from the date of the Organizational Agreement. The exchange rate will be set by mutual agreement or, if we and Global cannot agree, based upon the appraised value of Global’s interest in NewEnglandXethanol and 90% of the closing price of our Common Stock for the 15 days preceding the completion of the valuation of Coastal’s interest in NewEnglandXethanol. The securities issued pursuant to the Organizational Agreement were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act.

Shares issued in Connection with Acquisition of Advanced Biomass Gasification Technologies, Inc. Pursuant to an Agreement and Plan of Acquisition dated June 13, 2006, we purchased all of the shares of Advanced Biomass Gasification Technologies, Inc. (“ABGT”) from UTEK Corporation in exchange for 136,838 shares of our Common Stock. The securities issued pursuant to the Agreement and Plan of Acquisition were issued in reliance on the exemptions from the registration requirements of the Securities Act of 1933 (“Act”) provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The exemptions are claimed upon, among other things, certain representations made by each of the Investors in connection with the transactions.

Shares and Warrants issued in Connection with Spring Hope Acquisition. In November 2006, we acquired the assets of Carolina Fiberboard Corporation, LLC, a former medium density fiberboard plant located in Spring Hope, North Carolina, for $4,000,000 in cash, 1,197,000 shares of our common stock and warrants to purchase an additional 300,000 shares of our common stock at an exercise price of $4.00 per share. We agreed to file a registration statement registering the resale of the shares of common stock issued at closing and the shares of common stock issuable on exercise of the warrants no later than twenty days after effective date of the Registration Statement (of which this prospectus forms a part) and to use commercially reasonable efforts to have the former registration statement declared effective as soon as reasonably practicable. The seller has agreed that it will not sell 698,500 of the shares issued at the closing before the first anniversary of the closing, notwithstanding the effectiveness of the resale registration statement covering the shares. The warrants may first be exercised for up to 100,000 shares when the resale registration statement covering the shares issuable upon the exercise thereof becomes effective and for the remaining 200,000 shares one year after issuance and thereafter are exercisable until the third anniversary of issuance. The securities were issued in reliance on the exemptions from the registration requirements of the Act provided by Section 4(2) of the Act.

2004 - 2005

Our organizational history is important to an understanding of the description below of our issuance of securities during 2004-2005.

Xethanol Corporation, a corporation organized under the laws of the State of Delaware and referred to in this prospectus as “Old Xethanol,” commenced operations as a producer of ethanol and its co-products in 2000. In 2005, Old Xethanol structured a series of transactions, which are collectively referred to as a “reverse triangular merger,” for the purpose of gaining access to the capital markets.  In connection with these transactions, Zen Pottery Equipment, Inc., a publicly traded corporation organized under the laws of Colorado (“Zen”), organized Zen Acquisition Corp. as a wholly owned subsidiary under the laws of the State of Delaware (“Zen Acquisition”).  Thereafter, Zen Acquisition merged with and into Old Xethanol, which then became a wholly owned subsidiary of Zen.  Following an exchange of shares between the stockholders of Old Xethanol and Zen, Old Xethanol changed its name to Xethanol BioEnergy, Inc.  Zen then discontinued its previous business activities, reincorporated under the laws of the State of Delaware, changed its name to Xethanol Corporation, and succeeded to the business of Old Xethanol as its sole line of business.

In connection with the transaction described above, we completed the closing of a private offering of a total of 1,190,116 shares of our common stock at a purchase price of $3.25 per share to accredited investors under the terms of a Confidential Private Offering Memorandum, dated November 2004, as supplemented. Gross proceeds from the initial closing of the private offering were $3,000,028. We received an additional $867,849 upon a second closing of the private offering on February 15, 2005, for total private offering proceeds of $3,867,877. In our reverse merger transaction, the outstanding warrants of Old Xethanol before the transaction were amended to become warrants to purchase shares of our common stock on substantially the same terms as the previous warrants, except that the number of shares issuable upon the exercise of such warrants was amended to reflect the exchange ratio in the merger. At the time of the merger, neither we nor Old Xethanol had any options outstanding.

The private offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The shares of our common stock issued to former holders of Old Xethanol common stock in connection with the reverse merger, and the shares of our common stock issued in the private offering, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D (Rule 506) promulgated under that section, which exempts transactions by an issuer not involving any public offering. These shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

National Securities Corporation and Neidiger, Tucker, Bruner Inc. served as co-placement agents and financial advisors in connection with the private offering. The co-placement agents and other advisors received an aggregate of $257,187 in sales commissions and 252,948 shares of our common stock. The net proceeds of the private offering exclude these sales commissions.

Following the reverse triangular merger, our Board of Directors adopted the Xethanol Corporation 2005 Incentive Compensation Plan, which was subsequently approved by our stockholders. Under this plan, we have issued 317,070 shares of restricted common stock and options to purchase an aggregate of 2,125,000 shares of common stock to certain directors, executive officers and other employees.

The transactions involving the issuance and sale of the restricted common stock and options under our equity compensation plan to certain directors, executives and other employees were structured in reliance upon the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereunder. We determined that the issuance of restricted common stock and options under our equity compensation plan to certain directors, executives and other employees are transactions not involving any public offering because such issuances were made to a limited number of our directors, officers and key employees who, at the time of issuance, each represented to us, among other things, that he was acquiring the securities for his own account and not with a view to the public distribution thereof, and that he understood that such securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements thereof. Moreover, certificates evidencing such shares of restricted common stock each contain an appropriate restrictive legend stating that the securities have not been registered under the Securities Act and may not be offered or sold absent such registration or an applicable exemption, and appropriate “stop transfer” instructions have been maintained in respect of such shares.

On January 19, 2005, we completed a transaction with two institutional investors to refinance the acquisition bank debt of Xethanol BioFuels, LLC, the subsidiary that operates our Blairstown, Iowa ethanol facility. At the closing of that transaction, Xethanol BioFuels issued senior secured royalty income notes in the aggregate principal amount of $5,000,000. The proceeds of the financing were used to (i) satisfy the $3,000,000 demand note held by an Omaha, Nebraska commercial bank in connection with the purchase of the facility, (ii) refurbish and upgrade capacity at the facility to 7.5 million gallons of ethanol per year, (iii) fund start-up activities at the facility and related working capital requirements, and (iv) pay legal and other professional fees. The senior secured royalty income notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, wet distillers grain and any other co-products, including xylitol, at the Xethanol BioFuels facility, with principal becoming due in January 2012. We have the right to require the holders of the notes, from and after January 2008, to surrender their notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the notes have the right to convert their notes into shares of Xethanol common stock at any time at a conversion price equal to $4.00 per share (equivalent to 1,250,000 shares), which is in excess of the $3.25 purchase price for shares sold in the private offering completed at the same time as the completion of our reverse merger transaction.

In addition, on August 8, 2005, we completed another transaction with the same two institutional investors and, at the closing of that transaction, Xethanol BioFuels issued senior secured royalty income notes in the aggregate principal amount of $1,600,000. The proceeds of the financing were used for general corporate purposes and to further the development and integration of Xethanol’s technologies. The senior secured royalty income notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, wet distillers grain and any other co-products, including xylitol, at the Xethanol BioFuels facility, with principal becoming due in January 2012. We have the right to require the holders of the notes, from and after August 2008, to surrender their notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the notes have the right to convert their notes into shares of Xethanol common stock at any time at a conversion price equal to $4.00 per share (equivalent to 400,000 shares).

The senior secured royalty income notes issued on January 19, 2005 and August 8, 2005, respectively, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. We determined that this offering of senior security royalty notes was exempt from registration because at the time of the issuance and sale thereof, the institutional investors each represented to us that it was an accredited investor, was purchasing the senior security royalty notes for its own account and not with a view to public distribution of the notes and had no agreement or understanding to distribute any of these notes. These notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

On October 18, 2005, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, under which Fusion Capital has agreed, under certain conditions, to purchase from us on each trading day $40,000 of our common stock up to an aggregate of $20 million over a 25-month period, subject to earlier termination at our discretion. We may also, in our discretion, elect to sell more of our common stock to Fusion Capital than the minimum daily amount. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our common stock if the price of our common stock is less than $2.00 per share. Under the terms of the common stock purchase agreement, we issued 303,556 shares of our common stock to Fusion Capital as a commitment fee and have agreed to reserve out of our authorized and unissued common stock, 5,000,000 shares solely for the purpose of effecting purchases of shares of our common stock by Fusion Capital. As of June 13, 2006, we had sold 1,894,699 shares for total gross proceeds of $9,846,016 under that common stock purchase agreement.

This offering was made under an exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. We determined that this offering to Fusion Capital was exempt from registration because at the time of execution, Fusion Capital represented to us that it was an accredited investor, was entering into the common stock purchase agreement for its own account and not with a view to public distribution of the shares and had no agreement or understanding to distribute any of these shares. Also, in the common stock purchase agreement, we represented to Fusion Capital that the shares were not being registered under the Securities Act and could not be resold without prior registration.

After the execution of the common stock purchase agreement with Fusion Capital, we filed a registration statement on Form SB-2 with the SEC to, among other things, register the resale of all of the shares of our common stock issuable under the Fusion Capital common stock purchase agreement under the Securities Act, including the 303,556 shares of our common stock issued to Fusion Capital as a commitment fee. This registration statement was declared effective by the SEC on December 28, 2005.

All of the securities issued in the transactions described above were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The recipients of securities in each such transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates issued in all of the above transactions. We believe the recipients were all “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act, or had such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its common stock. All recipients had adequate access to information about us. None of the transactions described above involved general solicitation or advertising.

Item 27. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation of Xethanol Corporation. [Incorporated by reference to Exhibit 2 in our Definitive Information Statement on Schedule 14C filed with the SEC on March 9, 2005.]

3.2	By-Laws of Xethanol Corporation. [Incorporated by reference to Exhibit 3 in our Definitive Information Statement on Schedule 14C filed with the SEC on March 9, 2005.]

4.1	Form of Senior Secured Royalty Income Notes issued by XethanolBioFuels, LLC. [Incorporated by reference to Exhibit 4.1 in our current report on Form 8-K dated February 2, 2005.]

4.2	Specimen Common Stock Certificate. [Incorporated by reference to Exhibit 4.3 in our annual report on Form 10-KSB for the year ended December 31, 2005.]

4.3
Form of Series A Warrant issued by Xethanol Corporation to the Investors and to Goldman Sachs & Co. [Incorporated by reference to Exhibit 4.3 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

4.4
Form of Series B Warrant issued by Xethanol Corporation to the Investors and to Goldman Sachs & Co. [Incorporated by reference to Exhibit 4.4 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to the legality of the Shares of Common Stock.

Exhibit No.	Description of Exhibit

Miscellaneous Corporate Agreements

10.1
Agreement of Merger and Plan of Reorganization dated February 2, 2005 by and among Zen Pottery Equipment, Inc., Zen Acquisition Corp. and Xethanol Corporation. [Incorporated by reference to Exhibit 2.1 in our current report on Form 8-K dated February 2, 2005.]

10.2
Form of Agreement and Plan of Merger by and between Zen Pottery Equipment, Inc. and Xethanol Corporation. [Incorporated by reference to Exhibit 1 in our Definitive Information Statement on Schedule 14C filed with the SEC on March 9, 2005.]

10.3
Form of Security Agreement by and among Xethanol BioFuels, LLC and Lucas Energy Total Return Offshore, Ltd. and Lucas Energy Total Return Partners, LLC. [Incorporated by reference to Exhibit 4.1 in our current report on Form 8-K dated February 2, 2005.]

10.4
Ethanol Marketing Agreement dated May 20, 2005 by and between Xethanol BioFuels, LLC and Aventine Renewable Energy, Inc. [Incorporated by reference to Exhibit 10.41 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.5
Amendment dated July 2006 to Ethanol Marketing Agreement dated May 20, 2005 by and between Xethanol BioFuels, LLC and Aventine Renewable Energy, Inc. [Incorporated by reference to Exhibit 10.44 in our Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on November 28, 2006.]

Agreements with or Related to Related Parties

10.6
Employment Agreement, dated February 2, 2005, between Christopher d'Arnaud-Taylor and Xethanol Corporation. [Incorporated by reference to Exhibit 10.3 in our current report on Form 8-K dated February 2, 2005.]

10.7	Employment Agreement, dated February 2, 2005, between Frank A Skryanz and Xethanol Corporation. [Incorporated by reference to Exhibit 10.4 in our current report on Form 8-K dated February 2, 2005.].

10.8
Xethanol Corporation 2005 Incentive Compensation Plan, as amended on August 10, 2006, including Form of Non-Qualified Stock Option Agreement. [Incorporated by reference to Exhibit 10.8 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

10.9
Form of Non-Qualified Stock Option Agreement (for options granted on December 7, 2006). [Incorporated by reference to Exhibit 10.9 in Amendment No. 6 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on August 8, 2007.]

10.10
Form of Non-Qualified Stock Option Agreement (for options granted during 2007). [Incorporated by reference to Exhibit 10.10 in Amendment No. 6 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on August 8, 2007.]

10.11
Termination Agreement dated August 25, 2006 by and between Xethanol Corporation and Christopher d’Arnaud-Taylor. [Incorporated by reference to Exhibit 10.9 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

10.12
Consulting Agreement dated August 25, 2006 by and between Xethanol Corporation and Christopher d’Arnaud-Taylor (terminated on December 1, 2006). [Incorporated by reference to Exhibit 10.10 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

Exhibit No.	Description of Exhibit

10.13
Employment Agreement dated September 7, 2006 by and between Xethanol Corporation and Thomas J. Endres. [Incorporated by reference to Exhibit 10.11 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

10.14
Indemnification Agreement dated October 1, 2006 by and between Xethanol Corporation and William P. Behrens. [Incorporated by reference to Exhibit 10.45 in Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on November 28, 2006.] (The identical form of Indemnification Agreement was subsequently executed by Xethanol Corporation and each of the following directors: Lawrence S. Bellone, David R. Ames, Edwin L. Klett, Gill Boosidan and Robert L. Franklin.)

10.15
Consulting Agreement dated December 1, 2006 by and between Xethanol Corporation and Christopher d’Arnaud-Taylor. [Incorporated by reference to Exhibit 10.13 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

10.16
Amended and Restated Employment Agreement dated June 19, 2007 by and between Xethanol Corporation and Thomas J. Endres. [Incorporated by reference to Exhibit 10.16 in Amendment No. 6 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on August 8, 2007.]

Financing Documents

10.17	Form of Private Placement Subscription Agreement. [Incorporated by reference to Exhibit 10.4 in our current report on Form 8-K dated February 2, 2005.]

10.18
Common Stock Purchase Agreement dated October 18, 2005 by and between the Fusion Capital Fund II, LLC and Xethanol Corporation. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated October 18, 2005.]

10.19
Registration Rights Agreement dated October 18, 2005 by and between the Fusion Capital Fund II, LLC and Xethanol Corporation. [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated October 18, 2005.]

10.20	Form of Warrant. [Incorporated by reference to Exhibit 4.2 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333- 129191) filed with the SEC on December 6, 2005.]

10.21	Purchase Agreement dated April 3, 2006 by and among Xethanol Corporation and the Investors. [Incorporated by reference to Exhibit 1.1 in our current report on Form 8-K dated April 3, 2006.]

10.22	Registration Rights Agreement dated April 3, 2006 by and among Xethanol Corporation and the Investors. [Incorporated by reference to Exhibit 1.2 in our current report on Form 8-K dated April 3, 2006.]

10.23	Purchase Agreement dated April 3, 2006 by and among Xethanol Corporation and Goldman Sachs & Co. [Incorporated by reference to Exhibit 1.6 in our current report on Form 8-K dated April 3, 2006.]

10.24
Fund Warrant dated April 21, 2006 issued to Lucas Energy Total Return Master Fund, Ltd. by Xethanol Corporation. [Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated April 7, 2006.]

10.25
Partners Warrant dated April 21, 2006 issued to Lucas Energy Total Return Partners, Ltd. by Xethanol Corporation. [Incorporated by reference to Exhibit 3.2 in our current report on Form 8-K dated April 7, 2006.]

Exhibit No.	Description of Exhibit

Documents Related to Joint Ventures

10.26
Organizational Agreement dated May 30, 2006 by and among Xethanol Corporation, Coastal Energy Development, Inc. and CoastalXethanol LLC. [Incorporated by reference to Exhibit 1.1 in our current report on Form 8-K dated May 30, 2006.]

10.27
Operating Agreement dated May 30, 2006 by and among Xethanol Corporation, Coastal Energy Development, Inc. and CoastalXethanol LLC. [Incorporated by reference to Exhibit 1.2 in our current report on Form 8-K dated May 30, 2006.]

10.28	Form of Warrant dated May 30, 2006 issued to Coastal Energy Development, Inc. by Xethanol Corporation. [Incorporated by reference to Exhibit 3.2 in our current report on Form 8-K dated April 7, 2006.]

10.29
Organizational Agreement dated June 23, 2006 by and among Xethanol Corporation, Global Energy and Management, LLC and NewEnglandXethanol, LLC. [Incorporated by reference to Exhibit 1.1 in our current report on Form 8-K dated June 23, 2006.]

10.30
Operating Agreement dated June 23, 2006 by and among Xethanol Corporation, Global Energy and Management, LLC and NewEnglandXethanol, LLC. [Incorporated by reference to Exhibit 1.2 in our current report on Form 8-K dated June 23, 2006.]

10.31	Warrant dated June 23, 2006 issued to Global Energy and Management LLC by Xethanol Corporation. [Incorporated by reference to Exhibit 3.1 in our current report on Form 8-K dated June 23, 2006.]

10.32
First Amendment to Organizational Agreement and Operation Agreement dated August 22, 2006 by and among Xethanol Corporation, Coastal Energy Development, Inc. and CoastalXethanol LLC. [Incorporated by reference to Exhibit 10.32 in Amendment No. 6 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on August 8, 2007.]

Agreements Related to Acquisitions of Facilities

10.33
Purchase and Sale Agreement dated August 4, 2006 by and among Augusta BioFuels, LLC, an indirect subsidiary of Xethanol Corporation, Pfizer Inc., G.D. Searle LLC and CoastalXethanol LLC. [Incorporated by reference to Exhibit 10.29 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

10.34
Asset Purchase Agreement dated August 7, 2006 by and among Xethanol Corporation, Carolina Fiberboard Corporation LLC and Victor Kramer. [Incorporated by reference to Exhibit 10.30 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

10.35
Amended and Restated Asset Purchase Agreement dated November 7, 2006 by and among Xethanol Corporation, Carolina Fiberboard Corporation, LLC and Victor Kramer. [Incorporated by reference to Exhibit 10.47 in our Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on November 28, 2006.]

10.36
Escrow Agreement dated November 7, 2006 by and between Xethanol Corporation and Carolina Fiberboard Corporation. [Incorporated by reference to Exhibit 10.32 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

Technology-Related Agreements
(for Agreements Related to H2Diesel, see below)

10.37
Strategic Alliance Agreement dated April 1, 2004 by and between UTEK Corporation and Xethanol Corporation. [Incorporated by reference to Exhibit 10.31 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

Exhibit No.	Description of Exhibit

10.38
Letter Agreement dated March 17, 2005 by and between UTEK Corporation and Xethanol Corporation. [Incorporated by reference to Exhibit 10.32 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.39
Letter Agreement dated April 12, 2006 by and between UTEK Corporation and Xethanol Corporation. [Incorporated by reference to Exhibit 10.33 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.40
Agreement and Plan of Acquisition dated June 13, 2006 by and among Advanced Biomass Gasification Technologies, Inc., UTEK Corporation and Xethanol Corporation. [Incorporated by reference to Exhibit 10.4 in our current report on Form 8-K dated June 12, 2006.]

10.41
License Agreement dated June 24, 2005 by and between Virginia Tech Intellectual Properties, Inc. and Advanced Bioethanol Technologies, Inc., a wholly owned subsidiary of UTEK Corporation. [Incorporated by reference to Exhibit 10.34 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.42
Research Agreement dated December 6, 2005 between Virginia Polytechnic Institute and State University and Xethanol. [Incorporated by reference to Exhibit 10.35 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.43
Exclusive License Agreement dated September 28, 2004 between PARTEQ Research and Development Innovations and Ethanol Extraction Technologies, Inc. [Incorporated by reference to Exhibit 10.36 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.44
Exclusive Patent License by and between Midwest Research Institute, Management and Operating Contractor for the National Renewable Energy Laboratory and Superior Separation Technologies, Inc. [Incorporated by reference to Exhibit 10.37 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.45
Cooperative Research and Development Agreement dated May 1, 2006 by and between Midwest Research Institute, Management and Operating Contractor for the National Renewable Energy Laboratory and Superior Separation Technologies, Inc. [Incorporated by reference to Exhibit 10.38 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.46
Non-Exclusive License Agreement dated June 30, 2005 by and between Wisconsin Alumni Research Foundation and Xylose Technologies, Inc. [Incorporated by reference to Exhibit 10.39 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.47
Marketing and License Agreement dated October 19, 2005 by and between Xethanol Corporation and DDS Technologies USA, Inc. [Incorporated by reference to Exhibit 10.42 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.48
Cooperative Research and Development Agreement dated November 30, 2005 between USDA, Forest Service Forest Products Laboratory and Xylose Technologies, Inc. [Incorporated by reference to Exhibit 10.40 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

Exhibit No.	Description of Exhibit

10.49
Base Research Agreement dated May 24, 2006 by and between the University of North Dakota Energy and Environmental Research Center and Advanced Biomass Gasification Technologies, Inc. [Incorporated by reference to Exhibit 10.5 in our current report on Form 8-K dated June 12, 2006.]

10.50
Exclusive Patent and Know-How Final License Agreement dated May 24, 2006 by and between the Energy and Environmental Research Center Foundation and Advanced Biomass Gasification Technologies, Inc. [Incorporated by reference to Exhibit 10.6 in our current report on Form 8-K dated June 12, 2006.]

Agreements Related to H2Diesel

10.51	Management Agreement dated April 14, 2006 by and between Xethanol Corporation and H2Diesel, Inc. [Incorporated by reference to Exhibit 1.3 in our current report on Form 8-K dated April 14, 2006.]

10.52	Sublicense Agreement dated April 14, 2006 by and between Xethanol Corporation and H2Diesel, Inc. [Incorporated by reference to Exhibit 1.4 in our current report on Form 8-K dated April 14, 2006.]

10.53
Investment Agreement dated April 14, 2006 by and among Xethanol Corporation and H2Diesel, Inc., and the Investors. [Incorporated by reference to Exhibit 1.1 in our current report on Form 8-K dated April 14, 2006.]

10.54
Registration Rights Agreement dated April 14, 2006 by and among Xethanol Corporation and the Investors. [Incorporated by reference to Exhibit 1.2 in our current report on Form 8-K dated April 14, 2006.].

10.55
Registration Rights Agreement dated April 14, 2006 by and among Xethanol Corporation, Crestview Capital Master, LLC and TOIBB Investment, LLC. [Incorporated by reference to Exhibit 10.43 in our Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on September 15, 2006.]

10.56
First Amendment to Investment Agreement dated June 15, 2006 by and among Xethanol Corporation, H2Diesel, Inc., and the Investors. [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated June 12, 2006.]

10.57
Amended and Restated Sublicense Agreement dated June 15, 2006 by and between Xethanol Corporation and H2Diesel, Inc. [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated June 12, 2006.]

10.58
Technology Access Agreement dated June 15, 2006 by and between Xethanol Corporation and H2Diesel, Inc. [Incorporated by reference to Exhibit 10.3 in our current report on Form 8-K dated June 12, 2006.]

21.1	Subsidiaries of Xethanol Corporation. [Incorporated by reference to Exhibit 21.1 in Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on March 26, 2007.]

23.1	Consent of Imowitz Koenig & Co., LLP. [Incorporated by reference to Exhibit 23.1 in Amendment No. 6 to Registration Statement on Form SB-2 (File No. 333-135121) filed with the SEC on August 8, 2007.]

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

Item 28. Undertakings.

(a) The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which it offers and sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on August 9, 2007.

XETHANOL CORPORATION

Date: August 9, 2007	By:	/s/ David R. Ames
David R. Ames Chief Executive Officer and President (principal executive officer)

Date: August 9, 2007	By:	/s/ Gary Flicker
Gary Flicker Chief Financial Officer and Executive Vice President (principal financial officer)

Date: August 9, 2007	By:	/s/ Lawrence S. Bellone
Lawrence S. Bellone Executive Vice President, Corporate Development (principal accounting officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints each of David R. Ames and Gary Flicker, either of them signing individually, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David R. Ames	Director, Chief Executive Officer and President	August 9, 2007
David R. Ames

*	Chief Financial Officer and Executive Vice President	August 9, 2007
Gary Flicker

* Lawrence S. Bellone	Director, Executive Vice President, Corporate Development (principal accounting officer)	August 9, 2007

* William P. Behrens	Chairman of the Board of Directors	August 9, 2007

*	Director	August 9, 2007
Gil Boosidan

*	Director	August 9, 2007
Christopher d’Arnaud-Taylor

*	Director	August 9, 2007
Richard D. Ditoro

*	Director	August 9, 2007
Robert L. Franklin

*	Director	August 9, 2007
Edwin L. Klett

*By: /s/ David R. Ames
Attorney-in-fact David R. Ames